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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the BackWeb Technologies Ltd. 1996 Israeli Employee Stock Option Plan, BackWeb Technologies Ltd. 1998 U.S. Stock Option Plan and BackWeb Technologies Ltd. 1999 Employee Stock Purchase Plan of BackWeb Technologies Ltd. of our report dated January 21, 2000, with respect to the consolidated financial statements of BackWeb Technologies Ltd. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed on March 30, 2000 with the Securities and Exchange Commission.

                                        /s/ ERNST & YOUNG LLP


Palo Alto, California
November 29, 2000